                                                             Exhibit 12(a)(1)(B)

                             LETTER OF TRANSMITTAL

               TO TENDER SHARES OF COMMON STOCK, $.01 PAR VALUE,
                                       OF

                   BOISE CASCADE OFFICE PRODUCTS CORPORATION

              PURSUANT TO OFFER TO PURCHASE DATED MARCH 22, 2000,
                                       BY

                         BOISE ACQUISITION CORPORATION,

                          A WHOLLY OWNED SUBSIDIARY OF

                           BOISE CASCADE CORPORATION
     ----------------------------------------------------------------------
           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
       NEW YORK CITY TIME, ON APRIL 19, 2000, UNLESS THE OFFER IS EXTENDED.

                        THE DEPOSITARY FOR THE OFFER IS:

                            BOISE CASCADE CORPORATION

                         SHAREHOLDER SERVICES DEPARTMENT
                                  800/544-6473

             BY MAIL:                    BY OVERNIGHT COURIER:                     BY HAND:
    Boise Cascade Corporation          Boise Cascade Corporation       ChaseMellon Shareholder Services
    Shareholder Services Dept.         Shareholder Services Dept.                120 Broadway
           P.O. Box 50                 1111 West Jefferson Street             New York, NY 10271
       Boise, ID 83728-0001                 Boise, ID 83702

                                    BY FAX:

                        (FOR ELIGIBLE INSTITUTIONS ONLY)

                               Fax: 208/384-4979

                           CONFIRM FAX TRANSMISSION:
                            Telephone: 800/544-6473

                                     ITEM A

------------------------------------------------------------------------------------------------------
                            DESCRIPTION OF SHARES OF COMMON STOCK TENDERED
---------------------------------------------------------------------------------------------------------
                                                                CERTIFICATE(S) TRANSMITTED
                                                 (PLEASE FILL IN AND ATTACH SIGNED LIST IF SPACE BELOW IS
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)                        INADEQUATE)
---------------------------------------------------------------------------------------------------------
                                                                        TOTAL NUMBER OF      NUMBER OF
                                                                      SHARES REPRESENTED       SHARES
                                                                   CERTIBYCCERTIFICATE*      TENDERED**
                                                 --------------------------------------------------------

                                                 --------------------------------------------------------

                                                 --------------------------------------------------------

                                                 --------------------------------------------------------
                                                    TOTAL SHARES
---------------------------------------------------------------------------------------------------------
                                                  ** UNLESS YOU INDICATE OTHERWISE, THE TOTAL NUMBER OF
 * NOT REQUIRED IF TENDERING BY BOOK-ENTRY         SHARES INDICATED BY ANY CERTIFICATES LISTED WILL BE
 TRANSFER.                                           DEEMED TO HAVE BEEN TENDERED. SEE INSTRUCTION 4.
---------------------------------------------------------------------------------------------------------

     NOTE: THIS LETTER OF TRANSMITTAL MUST BE SIGNED IN THE SPACE PROVIDED.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

                                     ITEM B

Shareholders should complete this Letter of Transmittal if certificates for Shares (as defined below) will be forwarded with this Letter of Transmittal or, unless an Agent's Message (as defined in Section 3 of the Offer to Purchase) is used, if delivery of certificates will be made by book-entry transfer to the account maintained by the Depositary at The Depository Trust Company ("DTC") pursuant to the procedures described in Section 3 of the Offer to Purchase. Shareholders whose certificates are not immediately available for delivery or who cannot deliver confirmation of the book-entry transfer of their Shares into the Depositary's account at DTC on or before the expiration date of the Offer to Purchase must tender their Shares according to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. See Instruction 1. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

/ / CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO
    THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE
    FOLLOWING:
Name of Tendering Institution___________________________________________________
Account Number__________________________________________________________________
Transaction Code Number_________________________________________________________

/ / CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF
    GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE
    FOLLOWING:
Name(s) of Registered Owner(s)__________________________________________________
Name of Institution Guaranteeing Delivery_______________________________________
Date of Execution of Notice of Guaranteed Delivery______________________________ Window Ticket Number (if available)_____________________________________________
Delivered by Book-Entry Transfer: NO______ YES______ (If Yes, specify Account Number ________________________________________________________________________)

                      ITEM C                                              ITEM D

                SPECIAL ISSUANCE/                             SPECIAL DELIVERY INSTRUCTIONS
               PAYMENT INSTRUCTIONS

If you would like the check for the purchase price  If you would like the check for the purchase price of Shares purchased or the certificates for Shares  of Shares purchased or the certificates for Shares
not tendered or not purchased to be ISSUED in a     not tendered or not purchased to be MAILED to an
name other than as indicated in Item A, or if you   address other than as indicated in Item A, fill in
would like Shares delivered by book-entry transfer  the space below. See Instructions 3 and 5.
to be returned by credit to an account maintained
at DTC other than the designated account, fill in
the space below. See Instructions 3 and 5.
Issue Check and/or Certificates To:                 Mail Check and/or Certificates To:

Name                                                Name

                  Type or Print                                       Type or Print

Address                                             Address
Zip Code                                            Zip Code
Social Security Number or Taxpayer I.D. Number      Social Security Number or Taxpayer I.D. Number

         See enclosed Substitute Form W-9                    See enclosed Substitute Form W-9

Credit Shares delivered by book-entry transfer and not purchased to the following DTC account
Account
Number

                                     ITEM E

    LADIES AND GENTLEMEN: The undersigned acknowledges receipt of the Offer to Purchase dated March 22, 2000, and tenders to Boise Acquisition Corporation ("Purchaser"), a Delaware corporation and wholly owned subsidiary of Boise Cascade Corporation, a Delaware corporation ("Parent"), the above-described shares of common stock, par value $.01 per share (the "Shares"), of Boise Cascade Office Products Corporation, a Delaware corporation ("BCOP"). This tender is made pursuant to Purchaser's offer to purchase all of the outstanding Shares according to the terms and conditions in the Offer to Purchase and in this Letter of Transmittal (which together with any amendments or supplements collectively constitute the "Offer"), at the purchase price of $16.50 per Share, net to the seller in cash, without interest. The Offer is made pursuant to an Agreement and Plan of Merger dated as of March 12, 2000 (the "Merger Agreement"), among Parent, Purchaser, and BCOP.

    Upon the terms and subject to the conditions of the Offer (as extended or amended), and subject to and effective upon Purchaser's acceptance of the tendered Shares for payment according to the terms and conditions of the Offer, the undersigned sells, assigns, and transfers to Purchaser all right, title, and interest in and to the Shares he or she is tendering. The undersigned also irrevocably appoints the Depositary as his or her true and lawful agent and attorney-in-fact with respect to the Shares tendered, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for the Shares tendered or transfer ownership of the Shares on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon Purchaser's order upon receipt by the Depositary, as the undersigned's agent, of the purchase price, (b) present the Shares for transfer on the books of BCOP, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Shares, all according to the terms of the Offer.

    The undersigned irrevocably appoints each of Purchaser's designees as his or her attorney-in-fact and proxy. Each designee will have full power of substitution and will vote as each designee shall, in his or her sole discretion, deem proper, and otherwise act (including pursuant to written consent) with respect to all the tendered Shares accepted for payment by Purchaser before the time of the vote or action, which the undersigned is entitled to vote at any BCOP shareholders meeting (whether annual or special or otherwise), or consent in lieu of any meeting, or otherwise. This power of attorney and proxy cannot be revoked, and it is granted in consideration of, and is effective upon, Purchaser's deposit with the Depositary of the purchase price for the Shares according to the terms of the Offer. Purchaser's acceptance of the Shares for payment shall revoke all powers of attorney and proxies that have previously been granted at any time with respect to the Shares, and the undersigned agrees that he or she will not grant any powers of attorney or proxies subsequent to signing this letter.

    The undersigned represents and warrants that he or she has full power and authority to tender, sell, assign, and transfer the tendered Shares and that he or she owns the tendered Shares within the meaning of, and is tendering those Shares in compliance with, Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. The undersigned also represents and warrants that when Purchaser accepts the Shares for payment, Purchaser will acquire good and unencumbered title, free and clear of all liens, restrictions, charges, and encumbrances, not subject to any adverse claim. Upon request, the undersigned agrees to execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment, and transfer of the Shares.

    All authority that the undersigned confers or agrees to be conferred in this Letter of Transmittal shall not be affected by and shall survive the undersigned's death or incapacity. All of the undersigned's obligations under this Letter of Transmittal shall be binding upon his or her successors, assigns, heirs, executors, administrators, and legal representatives. Except as stated in the Offer to Purchase, this tender cannot be revoked.

    The undersigned understands that tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Purchaser according to the terms and conditions of the Offer (as amended or extended). If the price to be paid in the Offer is amended according to the terms of the Merger Agreement, the price to be paid to the undersigned will be the amended price in place of the price stated in this Letter of Transmittal. The undersigned recognizes that under certain circumstances described in the Offer to Purchase, Purchaser may not be required to accept for payment any of the tendered Shares.

    Unless otherwise indicated under Item C, "Special Issuance/Payment Instructions," please issue the check for the purchase price or any certificates for Shares not tendered or accepted for payment in the name of the undersigned. Similarly, unless otherwise indicated under Item D, "Special Delivery Instructions," please mail the check for the purchase price or return any certificates for Shares not tendered or accepted for payment to the undersigned at the address shown in Item A. If both Items C and D are completed, please issue the check for the purchase price or any certificates for Shares not tendered or accepted for payment in the name of, and deliver the check or return the certificates to the person(s) indicated. Shareholders delivering Shares by book-entry transfer may request that any Shares not accepted for payment be returned by designating an account maintained at DTC to be credited under Item
C. The undersigned recognizes that Purchaser has no obligation pursuant to Item C to transfer any Shares from the name of the registered holder if Purchaser does not accept for payment any of the tendered Shares.

                                         ITEM F
The signature(s) on this Letter of       Dated
Transmittal must correspond exactly      -------------------------------------------
with the name(s) of the: (1) registered  Signature                                         --
owner(s) of the certificate(s)           -------------------------------------------     PLEASE
transmitted with this Letter, or (2)     Signature                                        SIGN
person(s) to whom each certificate has   -------------------------------------------      HERE
been properly assigned and transferred,  Telephone (    ) ------------------
in which case evidence of transfer must  Social Security Number or Taxpayer I.D.
accompany this Letter of Transmittal.    Number
                                         -------------------------------------------

                              SIGNATURE GUARANTEE
                           (SEE INSTRUCTIONS 3 AND 5)

Authorized Signature:
                       -------------------------------------------------------

Name(s):
                       -------------------------------------------------------
                                            (please print)

Name of Firm:
                       -------------------------------------------------------

Address:
                       -------------------------------------------------------

                       -------------------------------------------------------

                       -------------------------------------------------------
                                          (include zip code)

Title:
                       -------------------------------------------------------

Telephone:
                       -------------------------------------------------------

                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

    Before completing the Letter of Transmittal, please consider the important information contained in the enclosed Offer to Purchase.

1. USE OF LETTER OF TRANSMITTAL. You should complete the Letter of Transmittal if certificates will be sent with it or if you will tender your Shares pursuant to the procedures for book-entry transfer described in Section 3 of the Offer to Purchase, unless an Agent's Message (as defined in Section 3 of the Offer to Purchase) is used. You must mail or deliver the Letter of Transmittal, completely filled in and signed, together with the certificates, any required signature guarantees, and any other required documents, to the Depositary at the address stated in the Letter of Transmittal. The Depositary must receive all required documents on or before the expiration date of the Offer. If your certificates for Shares are not immediately available for delivery or you cannot deliver the other required documents to the Depositary on or before the expiration date of the Offer, you may tender your Shares by properly completing and duly executing the Notice of Guaranteed Delivery according to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. No alternative, conditional, or contingent tenders will be accepted. By executing the Letter of Transmittal, you waive any right to receive notice of the acceptance of your Shares for payment.

2. METHOD OF DELIVERY. The method of delivery of all documents is at YOUR option and risk. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery. Delivery will be effective and risk of loss and title will pass only upon proper delivery of the certificates to the Depositary.

3. SIGNATURES AND SIGNATURE GUARANTEES. The Letter of Transmittal must be signed by or on behalf of the registered holder(s) of the surrendered certificates. In the case of joint tenants, all owners must sign. If the surrendered certificates are registered in different forms of the name of any person signing the Letter of Transmittal (e.g., "John Smith" on one certificate and "J. Smith" on another), that person must sign as many Letters of Transmittal as there are different registrations. When signing as agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such and follow Instruction 6. If surrendered certificates have been transferred or assigned, please follow Instruction 5.

    No signature guarantee on the Letter of Transmittal is required if (a) the Letter of Transmittal is signed by the registered holder of the tendered Shares, unless the holder has completed Item D or Item E on the Letter of Transmittal, or (b) the Shares are tendered for the account of an Eligible Institution. In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. An "Eligible Institution" is a financial institution (including most commercial banks, savings and loan associations, and brokerage houses) which is a participant in good standing in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, or the Stock Exchange Medallion Program.

4. PARTIAL TENDERS. (Not applicable if you tender by book-entry transfer.) If you desire to tender fewer than all the Shares evidenced by any certificate submitted, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered" in Item A. In this case, new certificate(s) for the remainder of the Shares evidenced by your old certificate(s) will be sent to you (unless you instruct otherwise in Item(s) D and/or E of the Letter of Transmittal) as soon as practical after the Offer expires. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. ISSUANCE OF PAYMENT CHECK OR CERTIFICATE IN DIFFERENT NAME. If the payment check or certificate representing Shares not purchased or not tendered is to be issued in the name of someone other than the registered holder of the surrendered certificates, please complete Item(s) D and/or E and follow these guidelines:

    (a) ENDORSEMENT AND GUARANTEE. The surrendered certificates must be properly endorsed to the person who is to receive the payment check and/or certificate(s) (the transferee). The signature of the registered holder on the endorsement must correspond with the name as written on the face of the certificates in every particular and must be guaranteed by an Eligible Institution.

    (b) TRANSFEREE'S SIGNATURE. The Letter of Transmittal must be signed by the transferee or by his or her agent and should not be signed by the transferor. The signature of the transferee or agent must be guaranteed by an Eligible Institution.

    (c) TRANSFER TAXES. If any transfer or other taxes become payable because any payment check is issued or certificates for Shares not tendered or purchased are registered in a name other than that of the person(s) signing the Letter of Transmittal, the amount of the tax will be deducted from the purchase price unless the transferee establishes to Purchaser's satisfaction that the tax has been paid or is not payable. Except as provided in this section 5(c), Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased Shares to it or on its order pursuant to the Offer.

    (d) CORRECTION OF OR CHANGE IN NAME. For a correction or change of name which does not involve a change in ownership, proceed as follows: for a change in name by marriage, etc., the surrendered certificates should be endorsed, e.g., "Mary Doe, now by marriage Mary Jones," with the signature guaranteed by an Eligible Institution. For a correction in name, the surrendered certificates should be endorsed, e.g., "James E. Brown, incorrectly inscribed as J. E. Borwn," with the signature guaranteed by an Eligible Institution.

6. SUPPORTING EVIDENCE. If any Letter of Transmittal, certificate endorsement, assignment, or stock power is executed by an agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, you should submit with the Letter of Transmittal and surrendered certificates documentary evidence of appointment and authority to act in that capacity (including court orders and corporate resolutions where necessary), as well as evidence of the authority of the person making the execution to assign, sell, or transfer the shares. Documentary evidence of authority must be in a form satisfactory to the Depositary.

7. LOST, DESTROYED, OR STOLEN CERTIFICATES. If the certificate(s) representing your Shares has been lost, stolen, or destroyed, you should notify the Depositary promptly at 1-800-544-6473. You will then receive instructions as to how to proceed. The Letter of Transmittal and related documents cannot be processed until the proper procedures for replacing lost, stolen, or destroyed certificates have been followed.

8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions or requests for assistance may be directed to Boise Cascade Corporation Shareholder Services Department at 1-800-544-6473. Additional copies of this Letter of Transmittal, the Offer to Purchase, the Notice of Guaranteed Delivery, or other tender offer materials may be obtained from the Information Agent,
    D. F. King & Co., Inc., at 77 Water Street, New York, NY 10005, telephone 1-800-628-8532.

9. SUBSTITUTE FORM W-9. You must provide a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, enclosed, and indicate if you are exempt from backup withholding of federal income tax. If you are an individual, the TIN is your social security number. Failure to provide the information on the form may subject you to federal income tax withholding of 31% of any cash payment you are otherwise entitled to receive upon redemption. If you have not been issued a TIN but have applied for a number or intend to apply for a number, check the box in Part 3. If you do not provide a TIN within 60 days, backup withholding will begin and continue until you furnish a TIN. FOR ADDITIONAL IMPORTANT TAX INFORMATION, PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.

10. WAIVER OF CONDITIONS. Subject to the Merger Agreement, Purchaser reserves the right in its sole discretion to waive, at any time or from time to time, any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

                                 PAYER'S NAME:

---------------------------------------------------------------------------------------------------------------

              SUBSTITUTE                     Part I: PLEASE                   ---------------------------
               FORM W-9                      PROVIDE YOUR TIN IN                Social Security Number
      Department of the Treasury             THE BOX AT RIGHT AND            OR   ------------------------
       Internal Revenue Service              CERTIFY BY SIGNING             Employer Identification Number
                                             AND DATING BELOW
                                             ------------------------------------------------------------------
                                             Part II: For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification
     Payer's Request for Taxpayer            Number on Substitute Form W-9.
      Identification Number (TIN)
                                             ------------------------------------------------------------------
                                             Part III: Awaiting TIN  / /
---------------------------------------------------------------------------------------------------------------
 CERTIFICATION. Under penalty of perjury, I certify that:

 (1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

 (2) I am not subject to backup withholding because either I have not been notified by the Internal Revenue
 Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

 CERTIFICATION INSTRUCTIONS. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreported interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
 (Also see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on
 Substitute Form W-9.)

 Signature
 --------------------------------------------------------------------------------------------------------------   Date
 ----------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
    I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (1) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or
(2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number to the Depositary by the time of payment, 31% of all reportable payments made to me thereafter will be withheld, but that such amounts will be refunded to me if I provide a certified Taxpayer Identification Number to the Depositary within sixty (60) days.
-------------------------------------------
------------------------------------, 2000
                     Signature                         Date